UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 10, 2021 (May 10, 2021)

Information Services Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33287	20-5261587
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

2187 Atlantic Street

Stamford, CT 06902

(Address of principal executive offices)

(203) 517-3100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Shares of Common Stock, $0.001 par value	III	The Nasdaq Stock Market LLC

ITEM 2.02. RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On May 10, 2021, the Company released its earnings for the first quarter 2021 which ended on March 31, 2021 and is furnishing a copy of the earnings release to the Securities and Exchange Commission under Item 2.02 of this Current Report on Form 8-K. In addition, ISG will discuss its financial results during a teleconference call on Tuesday, May 11, 2021 at 9:00am (ET). To access the teleconference call, go to ISG’s website at www.isg-one.com. The press release is furnished herewith as Exhibit 99.1 and shall not be deemed filed for purposes of the Exchange Act.

ISG reports all financial information required in accordance with U.S. generally accepted accounting principles (GAAP). ISG believes, however, that evaluating its ongoing operating results will be enhanced if it also discloses certain non-GAAP information. These non-GAAP financial measures exclude non-cash and certain other special charges that many investors believe may obscure the user’s overall understanding of ISG’s current financial performance and the Company’s prospects for the future. ISG believes that these non-GAAP measures provide useful information to investors because they improve the comparability of the financial results between periods and provide for greater transparency of key measures used to evaluate the Company’s performance.

ISG provides adjusted EBITDA (defined as net income, plus interest, taxes, depreciation and amortization, foreign currency transaction gains/losses, non-cash stock compensation, change in contingent consideration, acquisition-related costs, severance, integration and other expense, and financing-related costs) and adjusted net income (defined as net income, plus amortization of intangible assets, non-cash stock compensation, foreign currency transaction gains/losses, change in contingent consideration, acquisition-related costs, severance, integration and other expense, financing-related costs, and write-off of deferred financing costs on a tax-adjusted basis) and selected financial data on a constant currency basis, which are non-GAAP measures that the Company believes provide useful information to both management and investors by excluding certain expenses and financial implications of foreign currency translations, that management believes are not indicative of ISG’s core operations. These non-GAAP measures are used by ISG to evaluate the Company’s business strategies and management’s performance.

Non-GAAP financial measures, when presented, are reconciled to the most closely applicable GAAP measure. Non-GAAP measures are provided as additional information and should not be considered in isolation or as a substitute for results prepared in accordance with GAAP.

ITEM 8.01. OTHER EVENTS

On May 10, 2021, the Company announced that its Board of Directors declared a quarterly dividend of $0.03 per share of common stock. The dividend will be payable June 18, 2021 to stockholders of record as of the close of business on June 4, 2021. A copy of the press release is attached hereto as Exhibit 99.2 and incorporated into this Item 8.01 by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibit.

99.1	Press Release dated May 10, 2021 regarding earnings for the first quarter 2021

99.2	Press Release dated May 10, 2021 regarding dividend declaration

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated May 10, 2021 regarding earnings for the first quarter 2021
99.2	Press Release dated May 10, 2021 regarding dividend declaration

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 10, 2021	INFORMATION SERVICES GROUP, INC.

	By:	/s/ Michael P. Connors
Michael P. Connors
Chairman and Chief Executive Officer

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